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                                                                   Exhibit 99(k)


                     TAISIL ELECTRONIC MATERIALS CORPORATION

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                     (EXPRESSED IN THOUSANDS OF US DOLLARS)


                                                                                                            1996
                                                                                    1998        1997      (UNAUDITED)
                                                                                -----------    --------   -----------
Cash flows from operating activities:
   Net loss                                                                     $   (58,414)    (13,784)    (16,931)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Non-cash foreign exchange (gain) loss                                           1,521     (16,510)       (644)
      Depreciation and amortization                                                  38,961      26,497       9,356
      Provision (reversal) for inventory loss                                         1,170      (1,207)      5,628
      Loss from disposal of fixed assets                                                 52           9           4
      Decrease (increase) in notes and accounts receivable                            6,686     (20,027)     (3,826)
      Decrease (increase) in inventories                                              1,082      (5,068)    (16,713)
      Decrease (increase) in prepayments and other current assets                     1,264      (4,103)      1,216
      Decrease (increase) in deferred income taxes                                   13,794      (3,852)    (11,671)
      Increase (decrease) in notes and accounts payable                              (7,380)      1,550       1,662
      Increase (decrease) in accrued expenses and other current liabilities          (1,801)     10,573       1,234
      Increase in accrued pension liabilities                                           310        -           -
                                                                                -----------   ---------   ---------
            Net cash used in operating activities                                    (2,755)    (25,922)    (30,685)
                                                                                -----------   ---------   ---------
Cash flows from investing activities:
   Decrease (increase) in short-term investments                                      1,716      (2,060)       -
   Increase in long-term investment                                                     (23)       -           -
   Additions to property, plant and equipment                                       (13,020)    (75,965)   (139,758)
   Proceeds from disposal of property and equipment                                      22          18          18
   Increase in technology fees and other assets                                      (1,379)       (247)     (1,538)
   Decrease (increase) in restricted bank deposits                                    2,132      36,650     (10,635)
                                                                                -----------   ---------   ---------
            Net cash used in investing activities                                   (10,552)    (41,604)   (151,913)
                                                                                -----------   ---------   ---------
Cash flows from financing activities:
   Proceeds from issuance of common stock and advance from stockholders              56,848      18,841      41,867
   Increase (decrease) in loans and bills payable                                   (31,132)     57,081     142,658
   Increase (decrease) in deposits from contractors                                      46         (16)         37
                                                                                -----------   ---------   ---------
            Net cash provided by financing activities                                25,762      75,906     184,562
                                                                                -----------   ---------   ---------
Net increase in cash and cash equivalents                                            12,455       8,380       1,964
Effect of exchange rate changes on cash                                                (142)       (740)        (66)
Cash and cash equivalents at beginning of the year                                   18,755      11,115       9,217
                                                                                -----------   ---------   ---------
Cash and cash equivalents at end of the year                                    $    31,068      18,755      11,115
                                                                                ===========   =========   =========
Supplemental disclosure of cash flow information:
   Cash paid for interest, excluding capitalized interest                       $    15,032      14,015       6,549
                                                                                ===========   =========   =========
   Cash paid for income taxes (including refundable income taxes)               $       163         191         358
                                                                                ===========   =========   =========

See accompanying notes to financial statements.